Exhibit 99.2

Quality Care Properties to Hold Conference Calls to Discuss Investor Presentation

BETHESDA, MD, October 20, 2016 /PRNewswire/ – Quality Care Properties, Inc. (NYSE:QCP WI) announced that it will hold two separate conference calls, each at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) on Thursday, October 20, 2016, and on Tuesday, October 25, 2016, to discuss the investor presentation which has been filed on Form 8-K with the Securities and Exchange Commission (SEC) and can be accessed by visiting the SEC’s website at https://sec.gov.  A copy of the investor presentation is also available on the Investor Relations section of HCP, Inc.’s website http://ir.hcpi.com.

October 20 Conference Call Information

Time:	11:00 a.m. ET / 8:00 a.m. PT

U.S. Dial-in Number:	(866) 547-1509

International Dial-in Number:	+1 (920) 663-6208

Conference ID Number:	5036197

Webcast:	http://event.on24.com/r.htm?e=1295067&s=1&k=6494CF5B396EC0A41626D0F7C628D442

Replay:	(800) 585-8367

Q&A Session:	No

Participant:	Mark Ordan, Chief Executive Officer

October 25 Conference Call Information

Time:	11:00 a.m. ET / 8:00 a.m. PT

U.S. Dial-in Number:	(866) 547-1509

International Dial-in Number:	+1 (920) 663-6208

Conference ID Number:	5041158

Webcast:	http://event.on24.com/r.htm?e=1295074&s=1&k=16F1715D8AE533D9231EE744160ACC88

Replay:	(800) 585-8367

Q&A Session:	Yes

Participants:	Mark Ordan, Chief Executive Officer
Greg Neeb, President and Chief Investment Officer
C. Marc Richards, Chief Financial Officer

An audio replay will be available approximately two hours after completion of each conference call for 14 days.

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Contact

Thomas M. Herzog

HCP, Inc.

Executive Vice President and Chief Financial Officer

(949) 407-0400